UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2008 (Date of earliest event reported) Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation or organization)

56-1928817

(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 18, 2008, Charles & Colvard, Ltd. (the "Company") received a notice (the "Notice") from the Listing Qualifications division of The NASDAQ Stock Market LLC ("NASDAQ") indicating that the Company's common stock is subject to potential delisting from the NASDAQ Global Select Market because, for the last 30 consecutive business days, the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Select Market under NASDAQ Marketplace Rule 4450(a)(5) (the "Rule").

Per the Notice, the Company will be provided 180 calendar days, or until February 17, 2009, to regain compliance with the Rule. If, at anytime before February 17, 2009, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to NASDAQ's discretion to extend the 10-day period), the NASDAQ staff will provide the Company with written notification that it has achieved compliance with the Rule.

If the Company does not regain compliance with the Rule by February 17, 2009, the NASDAQ staff will provide written notification that its securities will be delisted from the NASDAQ Global Select Market. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel pursuant to applicable NASDAQ rules. Alternatively, NASDAQ Marketplace Rule 4450(i) may permit the Company to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than immediate compliance with the minimum bid price requirement. If the Company were to pursue such a transfer, it would be afforded another 180 calendar day compliance period in order to regain compliance while on the NASDAQ Capital Market.

A copy of the press release issued by the Company on August 19, 2008 regarding the Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Charles & Colvard Ltd., Press Release, dated August 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By: /s/ James R. Braun

James R. Braun

Vice President of Finance

& Chief Financial Officer

Date: August 19, 2008

EXHIBIT INDEX

Exhibit No. Exhibit Description

Exhibit 99.1 Charles & Colvard Ltd., Press Release, dated August 19, 2008